                                                                  EXHIBIT 10(b)


                 CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP



                  We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury U.S. Small Cap Growth Fund of Mercury Asset Management Funds, Inc. filed as part of Registration Statement No. 333-85731.



                                       /s/ Swidler Berlin Shereff Friedman, LLP
                                           Swidler Berlin Shereff Friedman, LLP



New York, New York
September 7, 1999